Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-133663) of Tim Hortons Inc. of our report dated February 26, 2008 relating to the Consolidated Financial Statements and Financial Statement Schedule II, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Toronto, Canada
February 26, 2008